Exhibit 5.1

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

September 30, 2009

Prospect Medical Holdings, Inc.

10780 Santa Monica Boulevard

Suite 400

Los Angeles, California 90025

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Prospect Medical Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), to be filed by the Company and the subsidiaries of the Company listed on Schedule A attached to this opinion letter (the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) on or about the date of this opinion letter.

The Registration Statement relates to the Company’s issuance of up to $160,000,000 aggregate principal amount of its 12¾% Senior Secured Notes, Series B, due 2014 (the “Exchange Notes”) under an Indenture dated as of July 29, 2009 (the “Indenture”) among the Company, the Guarantors, and U.S. Bank National Association, as trustee (the “Trustee”).  The Exchange Notes will be guaranteed by the Guarantors pursuant to guarantees that are set forth in the Indenture (the “Guarantees”).  The Company will offer the Exchange Notes in exchange for $160,000,000 aggregate principal amount of its outstanding 12¾% Senior Secured Notes, Series A, due 2014 (the “Original Notes”), which were issued under the Indenture and which are covered by the Guarantees.  The opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with rendering the opinions expressed below, we have reviewed and relied upon originals or copies of:  (1) the Registration Statement; (2) the form of the Exchange Notes; (3) the Indenture, including the Guarantees that are set forth in the Indenture; (4) resolutions adopted by the board of directors or other governing body of the Company and each Guarantor pertaining to the issuance of the Exchange Notes, the Registration Statement, and related matters; and (5) such certificates of public officials and of officers of the Company and of the Guarantors as we have deemed necessary or appropriate as a basis for our opinions.  We also have reviewed such matters of law as we considered necessary or appropriate as a basis for the opinions expressed below.

With your permission, we have made (and are relying upon) the following assumptions, without any independent investigation or inquiry by us, and our opinions expressed below are subject to, and limited and qualified by the effect of, the following assumptions:  (1) all representations, warranties, and other statements as to factual matters that are contained in the documents that we reviewed in connection with this opinion letter are accurate and complete; (2) the Registration Statement in the form reviewed by us (with the inclusion of a Form T-1 as an exhibit) will be declared effective under the Securities Act prior to the offer or issuance of any Exchange Notes, and such effectiveness will not be suspended or terminated as of the date of any such offer or issuance; (3) the Trustee has been duly qualified under the Trust Indenture Act of 1939, as amended; (4) the Indenture is the valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (5) the Exchange Notes, in the form of the document that we have reviewed, will be issued in accordance with the terms of the Registration Statement and the Indenture; and (6) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

The law covered by our opinions is limited to the internal laws of the States of California, Delaware, and New York that, in our experience, typically are applicable to transactions of the nature contemplated by the Registration Statement (excluding, however, laws relating to healthcare services and excluding the laws of any counties, cities, towns, municipalities, and special political subdivisions and any agencies thereof).  We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.  We are not admitted to practice law in the States of Delaware and New York, but we have made such inquiries as we consider necessary to render the opinions expressed below to the extent that they involve the laws of Delaware and New York.

The opinions expressed below concern only laws that are in effect on the date of this opinion letter.  We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company or any Guarantor, or any other circumstance.  This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.  Without limiting the generality of the foregoing, (1) we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus other than as expressly stated herein with respect to the Exchange Notes and the Guarantees, and (2) we neither express nor imply any opinion as to the enforceability of any provision of any deed of trust, mortgage, security agreement, security interest, lien, or other encumbrance that has been, or will be, granted by the Company or any

Guarantor as security or collateral for its obligations under any of the Exchange Notes or Guarantees.

Based upon and subject to the foregoing and the additional qualifications and limitations set forth below, we are of the opinion that, when the Exchange Notes have been duly executed, authenticated, issued, and delivered in exchange for the Original Notes and in accordance with the provisions of the Indenture and the Registration Statement, (1) the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (2) the Guarantees set forth in the Indenture will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

Our opinions expressed above are subject to, and limited and qualified by the effect of:  (1) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and other similar laws and court decisions relating to, limiting, or affecting the rights and remedies of creditors; (2) general principles of equity, whether considered in a proceeding in equity or at law (including, without limitation, the possible unavailability of the remedies of specific performance, injunctive relief, or any other equitable remedy), concepts of materiality, reasonableness, good faith, and fair dealing, and the discretion of the court or arbitrator before which a proceeding is brought; (3) the unenforceability under certain circumstances of provisions relating to the indemnification of, or contribution to, a party with respect to liabilities incurred by such party; (4) the availability to borrowers and guarantors of specified defenses under applicable statutes, rules, regulations, and court decisions; and (5) public policy considerations that may limit the rights of parties to obtain certain remedies.

This opinion letter is rendered to you solely in connection with the Registration Statement and may not be relied upon by you for any other purpose.  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus.  In giving our consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ TroyGould PC

TROYGOULD PC

Schedule A

List of Guarantors

Name	State of Incorporation or Formation

Alta Hollywood Hospitals, Inc.	California

Alta Hospitals System, LLC	California

Alta Los Angeles Hospitals, Inc.	California

Genesis Healthcare of Southern California, Inc., a Medical Group	California

Pomona Valley Medical Group, Inc.	California

ProMed Health Care Administrators	California

ProMed Health Services Company	California

Prospect Health Source Medical Group, Inc.	California

Prospect Hospital Advisory Services, Inc.	Delaware

Prospect Medical Group, Inc.	California

Prospect Medical Systems, Inc.	Delaware

Prospect NWOC Medical Group, Inc.	California

Prospect Professional Care Medical Group, Inc.	California

StarCare Medical Group, Inc.	California

Upland Medical Group, a Professional Medical Corporation	California